                                                                EXHIBIT (J)(2)


                                POWER OF ATTORNEY

         The undersigned officers and Trustees of Bryce Capital Funds (the "Trust") hereby appoint Dennis E. Lohouse as attorney-in-fact and agent, with the power, to execute, and to file any of the documents referred to below relating to the registration of the Trust's securities under the Securities Act of 1933, as amended (the "Securities Act"), including the Trust's Registration Statement on Form N-1A, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to the said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         The undersigned Trustees hereby execute this Power of Attorney, which may be executed in multiple counterparts, all of which taken together shall constitute one original, as of this 28th day of June, 2004.


Name                                          Title
----                                          -----
/s/ Richard Ten Haken                         Trustee and Chairman

/s/ Edmond D. Sheidlower                      Trustee and President

/s/ Pamela Evans                              Trustee

/s/ Dennis E. Lohouse                         Trustee and Treasurer

/s/ Robert Wayland-Smith                      Trustee